Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 3, 2023, AMCON Distributing Company (“AMCON” or the “Company”) through its wholly owned subsidiary LOL Foods, Inc. (“LOL Foods”) paid approximately $55.0 million in cash to acquire substantially all of the operating assets of Henry’s Foods, Inc. and The Eidsvold Family, LLC (collectively, “Henry’s”), a wholesale distributor to convenience stores and other retail formats operating in Minnesota, North Dakota, South Dakota, Iowa, and Wisconsin. In connection with the transaction, the Company also assumed certain operating liabilities of Henry’s totaling approximately $1.2 million, including $0.2 million of operating leases. The transaction was funded with borrowings from the Company’s existing bank group. Costs to effectuate the acquisition were not significant and were expensed as incurred. Strategically, the acquisition expands the Company’s footprint in the North Central portion of the United States and enhances the product and service offerings available to its customer base. The Company paid cash consideration for the net acquired assets recorded at their related acquisition date fair values measured in accordance with Accounting Standards Codification (“ASC”) 805 – Business Combinations.

The following unaudited pro forma condensed combined statement of operations for the year ended September 30, 2022 combines the historical consolidated statement of operations of the Company and the historical combined financial information of Henry’s, giving effect to the acquisition and related financing as if it had been consummated on October 1, 2021. The unaudited pro forma condensed combined statement of operations for the six-month period ended March 31, 2023 combines the historical consolidated statement of operations of the Company and the historical combined financial information of Henry’s, giving effect to the acquisition and related financing as if it had been consummated on October 1, 2021.

The unaudited pro forma condensed combined statements of operations and accompanying notes are based on and should be read in conjunction with:

(i) the historical audited consolidated financial statements of the Company and the related notes included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, filed with the Securities and Exchange Commission (“SEC”) on November 23, 2022,

(ii) the historical unaudited consolidated financial statements of the Company and the related notes included in the Company’s Quarterly Report on Form 10-Q for the interim period ended March 31, 2023, filed with the SEC on April 18, 2023, and

(iii) the historical audited combined financial statements of Henry’s and the related notes for the years ended January 31, 2023 and January 31, 2022, which are included in Exhibit 99.1 of this Form 8-K/A.

The unaudited pro forma condensed combined statements of operations have been presented for illustrative purposes only. The pro forma results presented do not necessarily reflect what the combined results of operations would have been had the acquisition occurred on the dates indicated. Further, the unaudited pro forma condensed combined statements of operations also may not be useful in predicting the future results of operations of the combined companies.

The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent estimates based on information available as of the date of these unaudited pro forma condensed combined statements of operations and could be subject to change as additional information becomes available and analyses are performed. The unaudited pro forma condensed combined statements of operations should be read in conjunction with the section titled “Notes To The Unaudited Pro Forma Condensed Combined Financial Information”.

AMCON Distributing Company and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

for the year ended September 30, 2022

	For the year ended September 30, 2022
	Historical	Historical	Pro Forma		Pro Forma
	AMCON	Henry’s	Adjustments	Note 4	Combined
Sales	$2,010,798,385	$321,985,708	$—		$2,332,784,093
Cost of Sales	1,883,078,819	284,704,652	(621,686)	(a)	2,167,161,785
Gross Profit	127,719,566	37,281,056	621,686		165,622,308
Selling, general and administrative expenses	101,474,359	28,015,068	(4,221,288)	(b)	125,268,139
Depreciation and amortization	3,643,840	2,211,278	2,219,678	(c)	8,074,796
	105,118,199	30,226,346	(2,001,610)		133,342,935
Operating income	22,601,367	7,054,710	2,623,296		32,279,373

Interest expense	2,249,552	270,012	2,306,255	(d)	4,825,819
Change in fair value of mandatorily redeemable non-controlling interest	1,476,986	—	—		1,476,986
Other (income) expense, net	(2,600,675)	(93,208)	—		(2,693,883)
	1,125,863	176,804	2,306,255		3,608,922
Income from operations before income taxes	21,475,504	6,877,906	317,041		28,670,451
Income tax expense	6,473,380	—	2,068,000	(e)	8,541,380
Equity method investment earnings, net of tax	1,670,133	—	—		1,670,133
Net income available to common shareholders	$16,672,257	$6,877,906	$(1,750,959)		$21,799,204

Basic earnings per share	$29.37				$38.40
Diluted earnings per share	$28.59				$37.39

Basic weighted average shares outstanding	567,697				567,697
Diluted weighted average shares outstanding	583,062				583,062

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

AMCON Distributing Company and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

for the six months ended March 31, 2023

	Historical	Historical
	AMCON	Henry’s
	For the six months ended March 31, 2023	For the four months ended January 31, 2023	Pro Forma Adjustments	Note 4	Pro Forma Combined
Sales	$1,150,983,356	$103,791,695	$—		$1,254,775,051
Cost of Sales	1,074,881,211	91,226,798	—		1,166,108,009
Gross Profit	76,102,145	12,564,897	—		88,667,042
Selling, general and administrative expenses	62,376,176	13,380,499	(4,116,573)	(b)	71,640,102
Depreciation and amortization	2,878,639	704,382	772,603	(c)	4,355,624
	65,254,815	14,084,881	(3,343,970)		75,995,726
Operating income	10,847,330	(1,519,984)	3,343,970		12,671,316

Interest expense	3,863,698	10,622	852,309	(d)	4,726,629
Change in fair value of mandatorily redeemable non-controlling interest	166,114	—	—		166,114
Other (income) expense, net	(227,257)	(11,153)	—		(238,410)
	3,802,555	(531)	852,309		4,654,333
Income from operations before income taxes	7,044,775	(1,519,453)	2,491,661		8,016,983
Income tax expense	2,350,200	—	279,000	(e)	2,629,200
Net income available to common shareholders	$4,694,575	$(1,519,453)	$2,212,661		$5,387,783

Basic earnings per share	$8.04				$9.23
Diluted earnings per share	$7.94				$9.11

Basic weighted average shares outstanding	583,725				583,725
Diluted weighted average shares outstanding	591,249				591,249

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information is presented to illustrate the pro forma effects of the business combination. The condensed consolidated balance sheet included with the Company’s Quarterly Report on Form 10-Q for the interim period ended March 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on April 18, 2023 reflects the transaction, therefore, no pro forma balance sheet is presented in accordance with §11.02(c)(1) of Regulation S-X.

AMCON’s historical financial information is derived from its audited condensed consolidated statement of operations for the fiscal year ended September 30, 2022, and its unaudited condensed consolidated statement of operations for the six months ended March 31, 2023, which includes results from Henry’s since the acquisition date. All historical information for AMCON was prepared in accordance with U.S. GAAP.

Henry’s historical financial information for the year ended September 30, 2022 is derived from its audited combined statement of operations for the fiscal year ended January 31, 2022, less its unaudited interim combined statement of operations data for the eight months ended September 30, 2021, plus its unaudited interim combined statement of operations data for the eight months ended September 30, 2022. Henry’s historical information included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended March 31, 2023 is derived from its unaudited interim combined statement of operations data for the four months ended January 31, 2023. All historical information for Henry’s was prepared in accordance with U.S. GAAP.

Note 2 – Description of the Business Combination

On December 7, 2022, LOL Foods, Inc. (“LOL Foods”), a wholly owned subsidiary of the Company, entered into an asset purchase agreement (the "Asset Purchase Agreement") with Henry's Foods, Inc., (“HFI”) and certain other parties. As set forth in the Asset Purchase Agreement, LOL Foods agreed to acquire substantially all of the operating assets of HFI and The Eidsvold Family, LLC (collectively, “Henry’s”).

Note 3 – Provisional Purchase Price Allocation

LOL Foods paid approximately $55.0 million in cash for the net assets of Henry’s described in the table below. The following purchase price allocation reflects the Company’s provisional (preliminary) estimates and analyses and is subject to change during the measurement period, which is generally one year from the acquisition date. All amounts are provisional and incomplete at the reporting date and may change materially in subsequent reporting periods during the measurement period while additional information is obtained, particularly as it relates to certain accounts receivable, property and equipment, inventory, other intangible assets and certain liability balances while final appraisal and valuation work is completed. Accordingly, any changes to the Company’s provisional recording of the transaction may materially impact its financial statements, including but not limited to its consolidated balance sheets, statements of operations, shareholders’ equity and cash flows, and related disclosures.

Accounts receivable	$8,237,652
Inventories	16,060,965
Prepaid and other assets	400,964
Property and equipment	27,216,323
Other intangible assets	3,607,000
Liabilities assumed	(1,157,976)
Total identifiable net assets	$54,364,928

Total identifiable assets	$54,364,928
Goodwill	593,709
Consideration transferred	$54,958,637

Note 4 – Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended September 30, 2022 and the six-month period ended March 31, 2023

(a) Represents a transaction accounting adjustment to cost of goods sold and inventory to eliminate the impact of LIFO accounting and to conform accounting methods to reflect at fair value.

(b) Represents transaction accounting adjustments for non-recurring expenses related to rent and certain historical compensation to the former owners of Henry’s.

(c) Represents transaction accounting adjustments related to depreciation expense for acquired property and equipment and amortization expense attributable to the intangible assets acquired in the acquisition. The expected useful lives of acquired property and equipment and acquired intangible assets range from 3-20 years and 5-15 years, respectively.

(d) Represents transaction accounting adjustments related to the removal of Henry’s historical interest expense as their debt was not assumed by the Company, and the interest expense and amortization of debt issuance costs attributed to debt related financing as described in the initial Form 8-K filed by the Company with the SEC on February 7, 2023.The pro forma adjustment presented substantially consists of interest expense related to acquisition financing.

(e) Represents the tax effect of Henry’s historical data and pro forma adjustments using an estimated combined statutory federal and state tax rate.